SurgX Corporation
                                       and
                            Iriso Electronics Company

                     Supplemental Agreement For Amendment of
                 Intellectual Property Rights License Agreement


         This Supplemental Agreement, dated the 1st day of April, 2003, and by and between SurgX Corporation a corporation of Delaware, having an office and place of business at 4340 Almaden Expressway, Ste 220, San Jose, California 95118 (hereinafter referred to as "SurgX" ), and Iriso Electronics Company, a Japanese corporation having its principal office located at 2-35-8 Kitamikata Takatsu-Ku, Kawasaki Kanagawa, Japan 213-0005 ("Iriso") either or both of which may also hereinafter be referred to respectively as the "Party" or "Parties" to this Supplemental Agreement,

                                WITNESSETH THAT:

WHEREAS, Iriso and SurgX have entered into the Intellectual Property Rights License Agreement dated October 22, 1997 (the "License Agreement);

WHEREAS, Bussmann (McGraw-Edison) has allowed its corresponding license from SurgX to convert from exclusive to nonexclusive;

WHEREAS, SurgX and Iriso desire to amend the terms of the License Agreement as set forth in this Supplemental Agreement; and

WHEREAS, Iriso and SurgX each represents that it is fully authorized to deal generally with and make an agreement respecting the subject matter hereof.


NOW, THEREFORE, in consideration of the above premises and mutual covenants hereinafter contained, Iriso and SurgX agree as follows:

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1. The Grant under  Paragraph 2.1 shall be and is hereby amended to a license to use Intellectual Property and Technical Information for the manufacture, use and sale of Licensed Products worldwide, which sales may be through distributors or agents selected by IRISO, provided that IRISO shall be responsible for reporting all such sales and for payment of royalty on such sales. The worldwide license provided by this amendment shall be nonexclusive, without the right to sublicense, except to the extent that the Licensed Products sold by IRISO shall carry with them the right and license for the customer to use them for their intended use.

2. The Royalty provisions of Paragraphs 5.1 and 5.2 and the Payment provisions of Paragraph 6.1 shall be and are hereby replaced with the following new Paragraphs 5.1 through 5.6 for Section 5:

5.1 The royalty shall be nine percent (9%) of Net Sales of Licensed Products which are non-connector SurgX devices, such as component, board or chip devices.

5.2 The royalty shall be two percent (2%) of Net Sales of Licensed Products which are SurgX connector devices.

5.3  There shall be no minimum royalties.

5.4 The term "Net Sales" shall mean total gross sales of Licensed Products invoiced by IRISO, less only discounts shown on invoices, shipping charges shown on invoices, taxes shown on invoices and returns of Licensed Products for which customers are given credit.

5.5 Net Sales shall be reported and Royalties shall be paid for the previous calendar quarter within 45 days following the last day of the previous calendar quarter. Net Sales are to be reported and royalties paid based on invoiced sales, without regard to product shipment or customer payment. Net Sales shall include and Royalties shall be paid on any Licensed Product manufactured during the term of this Supplemental Agreement reportable and due when invoiced, without regard to when sold or shipped. Any Licensed Products bartered or transfer priced below market price shall be reported as Net Sales on the earlier of ship date or invoice date and royalties shall be calculated on prices charged third parties for comparable products.


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

5.6 In order to avoid double taxation, when IRISO submits royalty payments to SurgX, IRISO will include documentation regarding any taxes withheld therefrom because of government requirements, to enable SurgX to obtain tax treaty credit for such withholding. Any taxes not required by the government to be withheld from royalty payments shall be IRISO's responsibility and shall not be deducted from or a credit claimed against royalties due.

3. The License Fee for the above grant of the worldwide  license is  $200,000.00
(US) payable by IRISO to SurgX upon signing of this Supplemental Agreement. This Supplemental Agreement and the terms and provisions contained herein shall become effective and in force upon the date of receipt by SurgX of said License Fee ("Effective Date"). Said License Fee is nonrefundable and is not credited against past or future royalties due SurgX.

4. This Supplemental Agreement shall be construed, interpreted and applied consistent with the terms of the Intellectual Property Rights License Agreement and in accordance with the laws of the State of California, USA. Except for matters of urgent need to protect trade secret confidentiality and unauthorized use of trade secrets of SurgX, disputes under this Agreement shall be subject to Arbitration and such Arbitration shall be combined with and conducted consistent with Section 10 of the License Agreement dated October 22, 1997.

5. This Supplemental Agreement shall continue in force and effect for the term of the Intellectual Property Rights License Agreement dated October 22, 1997, and shall terminate at the time said License Agreement is terminated for any reason.

6. The Notice provision of Paragraph 9 shall be and is hereby amended to provide that the address for SurgX shall be:

                           SurgX Corporation
                           4340 Almaden Expressway, Ste. 220
                           San Jose, CA  95118
                           Attention:  Philip Micciche, President

7.  This  Supplemental   Agreement  constitutes  the  entire  understanding  and
agreement between the Parties relating to the item set forth herein and supersedes and cancels any and all previous or collateral agreements, negotiations, commitments, representations or understandings between the Parties in respect thereto, and, except as specified herein, nothing in this Supplemental Agreement shall supersede or in any way modify any of the terms and conditions, or the rights and obligations of the Parties included in the Intellectual Property Rights License Agreement between the Parties. This Supplemental Agreement may not be changed, modified, released, discharged, abandoned, or assigned (in whole or in part) except by an instrument in writing signed by an authorized representative of each Party hereto.

8. This Supplemental Agreement is subject to all of the laws and regulations, now in effect or hereafter in effect, of the United States Government and its Departments and Agencies.


IN WITNESS WHEREOF, the Parties hereto have caused this Supplemental Agreement to be executed by their duly authorized representatives dated as specified on the first page of this Supplemental Agreement and effective as of the Effective Date specified above in Paragraph 3 of this Supplemental Agreement.



Iriso Electronics Company                            SurgX Corporation

By: /s/ Sadao Sato                                   By: /s/ Philip J. Micciche
    --------------                                       ----------------------
Name: Sadao Sato                                     Name: Philip J. Micciche
      ----------                                           ------------------
Title: President                                     Title: CEO
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